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                                                            Exhibit 10(A)


                    LETTERHEAD OF COOPERS & LYBRAND L.L.P.



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Post-Effective Amendment No. 1 of the Registration Statement No. 333-00165/811-07487 on form N-4 of The Travelers Separate Account QP for Variable Annuities of our report dated January 24, 1994, on our audit of the consolidated statements of operations and retained earnings and cash flows of The Travelers Insurance Company and Subsidiaries for the year ended December 31, 1993. We also consent to the reference to our Firm as experts in accounting and auditing under the caption "Independent Accountants" in the Statement of Additional Information.

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P

Hartford Connecticut
October 15, 1996